SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SAGENT TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

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[SAGENT LOGO APPEARS HERE]

July 2, 2003

Dear Sagent shareholders:

On June 16, 2003, we filed our definitive proxy statement with the Securities and Exchange Commission. Since that date, these proxy materials have been sent to all registered shareholders of record, as of May 28th, 2003, the record date for the upcoming special stockholders meeting.

Institutional Shareholder Services Inc. (ISS), the world’s leading and independent provider of proxy voting and corporate governance services has analyzed Sagent’s proxy statement on behalf of its institutional clients. ISS has recommended that its clients vote “yes” on all three proposals. To date, the institutional shareholders have voted accordingly.

Beyond the institutional investors, the challenge arises from the fact that Sagent stock is widely held by many individual shareholders such as you — individuals that may question whether their vote counts. As the person asked by my peers on the Sagent Board of Directors to step in as Chairman and CEO to help preserve shareholder value, I can personally attest to the fact that your individual vote absolutely matters as to the outcome of Sagent’s future.

Even if you are a shareholder of record as of May 28th, 2003 and have sold your shares since then, your vote still carries the same level of importance to the employees and creditors of Sagent. These employees and creditors may be significantly hurt if you choose not to exercise your voting rights, since the absence of your vote is counted as a “no” vote from you.

Management and my fellow directors have worked diligently to preserve as much shareholder value as possible given the state of the business and the environment in which we operate. I urge you to read your proxy and to weigh the detrimental financial consequences that a “no” vote or failure not to vote would mean to the rest of the shareholders, creditors, customers and employees.

I strongly urge you to vote, and to vote “yes” on all propositions.

Yours Truly,

/s/    Andre M. Boisvert

Andre M. Boisvert

PS:    For your convenience, we have included a new proxy card or you can simply vote online as noted on your proxy card or in your proxy package.

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Additional Information

Sagent has filed a proxy statement and other relevant materials concerning the proposed sale of assets to Group 1 and subsequent dissolution with the Securities and Exchange Commission (SEC). Stockholders of Sagent are urged to read the proxy statement any other relevant documents filed with the SEC because they contain important information. These documents are available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Sagent in connection with the transaction, and their direct and indirect interests, by security holding or otherwise, in the solicitation, is set forth in the proxy statement.